**PRICING DETAILS**

$1.25bln Volkswagen Auto Lease Trust (VWALT) 2013-A

JOINT LEADS : Credit Suisse (str), JPM                                                          Public/ SEC Registered

CO-MANAGERS : BOA, Citi, GS, RBS

CLS	AMT(mm)	WAL	M/S&P	L.FINAL	BENCH SPREAD	YLD%	CPN	$PRICE
A-1	220.000	0.35	P-1/A-1+	08/15/14		0.230		100-00
A-2A	225.000	1.25	Aaa/AAA	12/21/15	EDSF+27	0.631	0.63	99.99979
A-2B	370.000	1.25	Aaa/AAA	12/21/15	1mL+25			100-00
A-3	350.000	2.02	Aaa/AAA	07/20/16	IntS+37	0.848	0.84	99.98699
A-4	85.000	2.40	Aaa/AAA	11/20/17	IntS+50	1.080	1.07	99.98204

EXPECTED SETTLE	: 07/25/13	FORMAT	: Public/SEC Registered
FIRST PAY DATE	: 08/20/13	ERISA	: Yes
EXPECTED RATINGS	: Moody’s, S&P	MIN DENOMS	: $1k by $1k
CLASS A2 SPLIT	: Sized to demand	PRICING SPEED	: 75% PPC to Maturity

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.